EXHIBIT 99

PEOPLES BANCORP INC. – P.O. BOX 738 MARIETTA, OH 45750 www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Carol A. Schneeberger
October 24, 2007		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. REPORTS THIRD QUARTER 2007 RESULTS
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) announced third quarter 2007 net income of $5.1 million, or $0.49 per diluted share.  This compares to net income of $5.3 million and diluted earnings per share of $0.50 for the third quarter of 2006.  On a year-to-date basis, net income totaled $16.1 million and diluted earnings per share were $1.52 through September 30, 2007, versus $16.8 million and $1.57 a year ago.
Peoples’ third quarter 2007 earnings were reduced by a $675,000 ($439,000 after-tax) other-than-temporary impairment charge related to a collateralized debt obligation investment security, which is comprised of bank-issued trust preferred securities and other debt obligations issued by financial services companies.  This impairment charge was the result of a decline in the credit worthiness of a single underlying issuer during the third quarter of 2007.  In comparison, third quarter 2006 earnings included a $232,000 ($151,000 after-tax) gain from the sale of a banking office.
 “Overall, third quarter operating results were strong based upon increased insurance and investment revenues, reduced expenses and a decrease in non-performing loans,” commented Mark F. Bradley, President and Chief Executive Officer.  “Unfortunately, these positive trends were offset by the one-time impairment charge and the impact of recent loan payoffs that limited net interest income growth.”
Third quarter net interest income was up 2% year-over-year, totaling $13.2 million versus $12.9 million, while net interest margin expanded 6 basis points to 3.26%. These improvements were the result of higher yields on earning assets, coupled with lower overall funding costs attributable to retail deposit growth that allowed Peoples to reduce the amount of higher-costing wholesale funds.  Compared to the second quarter of 2007, average loan balances decreased $25.0 million in the third quarter, due primarily to the impact of second quarter commercial loan payoffs. The payoffs were the primary causes of the lower net interest income and margin during the same period.  The impact of those payoffs was offset by purchases of investment securities, at lower yields compared to the loans they replaced, resulting in a $31.0 million increase in average investments over the second quarter of 2007.  On a year-to-date basis, net interest income increased 1% and net interest margin was unchanged at 3.29%.
“Our net interest income and margin levels were in line with our expectations, considering the increased volume of loan payoffs, competitive factors and the challenging interest rate environment,” said Carol A. Schneeberger, Chief Financial Officer and Treasurer.  “While the slope of the yield curve has recently steepened due to the Federal Reserve’s actions to lower short-term interest rates, we believe our ability to grow net interest income and expand our margin in the near term will be limited by competitive pricing of new loans and deposits, as well as the repricing of some liabilities at potentially higher rates.”
Total non-interest income increased 5% in the third quarter to $7.7 million, compared to $7.3 million a year ago, and was up 3% through nine months of 2007 versus the same period in 2006.  These increases were due to stronger revenue growth in several key areas, which outpaced a slight decline in deposit account service charges.  Trust and investment income experienced a 23% gain over the third quarter of 2006 and grew 17% on a year-to-date basis.  Over the last twelve months, assets under management grew 13% from the addition of seasoned sales personnel, coupled with an increase in cross sales from retail banking operations.  In the third quarter of 2007, insurance commissions were up 9% from the prior year, as new production more than offset the impact of lower pricing margins within the insurance industry, although lower performance based insurance commissions earned in the first quarter of 2007 have tempered the overall increase in insurance commissions for 2007.  Throughout 2007, the volume of debit card transactions has increased steadily, resulting in double-digit growth in both third quarter 2007 and year-to-date e-banking revenues of 11% and 14%, respectively, compared to the same periods last year.  Deposit account service charges, although down year-over-year, were up 5% in the third quarter of 2007 versus the second quarter of 2007, from ongoing efforts to limit fee waivers.

Non-interest expense was $12.6 million for the third quarter of 2007, down slightly from the third quarter of 2006, due to reductions in various operating costs.  Net occupancy and equipment costs decreased 10% due to lower depreciation, utilities and maintenance costs.  Lower costs associated with Peoples’ deposit direct mail marketing and gift program accounted for most of the 12% decline in third quarter marketing expense.  Partially offsetting these declines were increased salaries and benefit costs from higher sales-based compensation expense and bankcard costs reflecting increased customer activity, although these additional costs were more than offset than by the related growth in insurance and investment income and e-banking revenue.  Compared to the second quarter of 2007, salaries and benefits were down 4%, with much of this decrease due to severance costs of approximately $100,000 incurred during the second quarter of 2007 and lower incentive compensation earned during the third quarter.
“We are pleased with our ability to increase revenues without a proportional increase in operating expenses,” added Schneeberger.  “Although we experienced modest increases in both salaries and benefit costs and bankcard costs, we believe these additional costs are reasonable considering the strong increase in related revenues.”
For the nine months ended September 30, 2007, Peoples’ effective tax rate was 25.8%, down from 26.7% in the first half of 2007 and 26.6% through nine months of 2006.  The reduction in the effective tax rate was attributable to utilization of additional tax credits in 2007.  The effective tax rate of 25.8% through nine months of 2007 represents management’s current estimate for the full year 2007.
During the third quarter of 2007, gross portfolio loan balances decreased $1.8 million, to $1.11 billion at quarter-end, due to commercial loan payoffs exceeding new originations.  Peoples’ consumer lending activities produced another strong quarter, with total loan balances, excluding overdrafts, up 4% for the third quarter to $80.7 million.  At September 30, 2007, Peoples’ serviced loan portfolio had increased to $176.4 million, up 9% since year-end 2006.
“We continued to experience higher than normal commercial loan payoffs in the third quarter, even though new loan production remained steady,” said Schneeberger.  “Our lenders are seeking to capitalize on lending opportunities in our more dynamic markets and grow loans without sacrificing quality.  However, ongoing aggressive competition for new loans from the capital markets and other financial institutions may limit any near-term net loan growth.”
In the third quarter of 2007, Peoples’ provision for loan losses was $967,000, compared to $847,000 last quarter and $929,000 for the third quarter of 2006.  Net loan charge-offs were $1,018,000 in the third quarter of 2007 versus $668,000 last quarter and $126,000 in the third quarter of 2006.  Most of the linked quarter increase was the result of net real estate loan charge-offs, which totaled $232,000 in the third quarter versus net recoveries of $14,000 in the prior quarter.  At September 30, 2007, nonperforming loans totaled $6.2 million, or 0.56% of total loans, compared to $7.4 million, or 0.67%, at June 30, 2007, and $10.0 million, or 0.88%, at year-end 2006.  The allowance for loan losses was $14.6 million, or 237.3% of nonperforming loans, at quarter-end, versus 198.3% and 145.0% at June 30, 2007, and December 31, 2006, respectively.
“During the third quarter, we experienced higher volumes of checking overdraft protection that produced an increase in the related allowance and corresponding provision,” continued Schneeberger.  “The remaining increase reflects a modest increase in overall losses estimated to be inherent in the loan portfolio.  Still, we believe asset quality remained good at quarter-end, as loans past due 30 days or more were only 1.25% of total loans and non-performing asset comprised 0.34% of total assets.”
Compared to June 30, 2007, retail deposit balances, which exclude brokered deposits, declined $10.5 million, with interest-bearing and non-interest bearing deposits decreasing $8.2 million and $2.3 million, respectively.  Since year-end 2006, retail deposits have grown $21.6 million, due to a 13% annualized growth in money market balances and 7% annualized growth in interest-bearing demand deposits.  During this same period, Peoples used retail deposit growth and lower cost alternative funding sources to reduce brokered deposits by $71.6 million.
Through nine months of 2007, Peoples repurchased a total of 379,000 common shares at an average price of $26.64, representing 89% of the total amount authorized under the 2007 Stock Repurchase Plan.  During the same period in 2006, Peoples repurchased 14,000 common shares at an average price of $28.00.
Earlier this year, Peoples announced plans to open a new financial services office in Huntington, West Virginia.  This new office, scheduled to open in November, will provide customers with access to the complete array of Peoples’ investment, insurance and banking services.
 “Overall, we are pleased with the third quarter results, which reflect our efforts to diversify our revenue streams and minimize expense growth to help lessen the impact of uncertain interest rate conditions,” summarized Bradley.
Peoples Bancorp Inc. is a diversified financial products and services company with $1.9 billion in assets, 50 locations and 37 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc.  Peoples’ common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

Conference Call to Discuss Earnings:
Peoples will conduct a facilitated conference call to discuss second quarter results of operations today at 11:00 a.m. eastern daylight time, with members of Peoples’ executive management participating.  Analysts, media and individual investors are invited to participate in the conference call by calling (877) 407-8033.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

Safe Harbor Statement:
This news release may contain certain forward-looking statements with respect to Peoples’ financial condition, results of operations, plans, objectives, future performance and business.  Except for the historical and present factual information contained in this news release, the matters discussed in this news release, and other statements identified by words such as “feel,” “expect,” “believe,” “plan,” “will,” “would,” “should,” “could” and similar expressions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among financial institutions or from non-financial institutions, which may increase significantly; (2) changes in the interest rate environment, which may adversely impact interest margins; (3) prepayment speeds, loan originations and sale volumes, charge-offs and loan loss provisions, which may be less favorable than expected; (4) general economic conditions, either national or in the states in which Peoples and its subsidiaries do business, which may be less favorable than expected; (5) political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions, which may adversely affect the business of Peoples and its subsidiaries; (7) changes in the conditions and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues that could arise; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (10) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (11) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”), including those risk factors included in the disclosures under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and under the heading “ITEM 1A: RISK FACTORS” of Part II of Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

PEOPLES BANCORP INC.  (NASDAQ:  PEBO)
PER SHARE DATA AND PERFORMANCE RATIOS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in $000’s, except per share data)	2007	2007	2006	2007	2006
Net income per share:
Basic	$0.49	$0.51	$0.50	$1.53	$1.59
Diluted	$0.49	$0.51	$0.50	$1.52	$1.57
Cash dividends declared per share	$0.22	$0.22	$0.21	$0.66	$0.62
Book value per share	$19.25	$18.78	$18.46	$19.25	$18.46
Tangible book value per share (a)	$12.63	$12.19	$11.99	$12.63	$11.99
Closing stock price at end of period	$26.18	$27.07	$29.23	$26.18	$29.23
Dividend payout as a percentage of net income	44.83%	43.41%	42.31%	43.10%	39.38%
Return on average equity (b)	10.27%	10.81%	11.05%	10.88%	11.97%
Return on average assets (b)	1.09%	1.16%	1.13%	1.15%	1.20%
Efficiency ratio (c)	57.03%	58.68%	59.04%	58.06%	57.30%
Net interest margin (fully-tax equivalent) (b)	3.26%	3.31%	3.20%	3.29%	3.29%

(a)	Excludes the balance sheet impact of intangible assets acquired through acquisitions.
(b)	Ratios are presented on an annualized basis.
(c)	Non-interest expense (less intangible amortization) as a percentage of fully tax-equivalent net interest income plus non-interest income (less securities and asset disposal gains/losses)

PEOPLES BANCORP INC. CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in $000’s)	2007	2006	2007	2006
Interest income	$ 28,241	$ 27,649	$ 84,681	$ 80,403
Interest expense	15,089	14,706	44,675	40,652
Net interest income	13,152	12,943	40,006	39,751
Provision for loan losses	967	929	2,437	1,770
Net interest income after provision for loan losses	12,185	12,014	37,569	37,981

Net (loss) gain on investment securities	(613)	2	(575)	6
Net gain (loss) on asset disposals	42	(6)	76	34
Net gain on sale of banking office	-	232	-	232

Non-interest income:
Service charges on deposits	2,562	2,682	7,375	7,747
Insurance commissions	2,199	2,022	7,559	7,448
Trust and investment income	1,211	984	3,639	3,104
Electronic banking revenues	879	792	2,607	2,288
Business owned life insurance	418	404	1,237	1,209
Mortgage banking income	251	165	722	578
Other	174	273	589	627
Total non-interest income	7,694	7,322	23,728	23,001
Non-interest expense:
Salaries and benefits	6,603	6,445	20,770	19,789
Net occupancy and equipment	1,233	1,377	3,917	3,829
Data processing and software	530	457	1,594	1,401
Amortization of intangible assets	478	556	1,467	1,705
Professional fees	469	547	1,714	1,822
Franchise taxes	449	445	1,336	1,336
Bankcard costs	389	333	1,143	940
Marketing	350	398	1,078	1,286
Other	2,098	2,208	6,072	6,281
Total non-interest expense	12,599	12,766	39,091	38,389
Income before income taxes	6,709	6,798	21,707	22,865
Income tax expense	1,594	1,476	5,597	6,076
Net income	$ 5,115	$ 5,322	$ 16,110	$ 16,789

Net income per share:
Basic	$ 0.49	$ 0.50	$ 1.53	$ 1.59
Diluted	$ 0.49	$ 0.50	$ 1.52	$ 1.57

Cash dividends declared per share	$ 0.22	$ 0.21	$ 0.66	$ 0.62

Weighted average shares outstanding:
Basic	10,421,548	10,638,824	10,502,866	10,587,462
Diluted	10,483,657	10,748,996	10,573,934	10,709,312

Actual shares outstanding (end of period)	10,363,397	10,664,603	10,363,397	10,664,603

PEOPLES BANCORP INC. CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in $000’s)	2007	2006

ASSETS
Cash and cash equivalents:
Cash and due from banks	$ 34,087	$ 35,405
Interest-bearing deposits in other banks	1,489	1,101
Federal funds sold	-	3,300
Total cash and cash equivalents	35,576	39,806

Available-for-sale investment securities, at estimated fair value (amortized cost
of $591,032 at September 30, 2007 and $550,239 at December 31, 2006)	590,737	548,733

Loans, net of unearned interest	1,106,621	1,132,394
Allowance for loan losses	(14,641)	(14,509)
Net loans	1,091,980	1,117,885

Loans held for sale	656	1,041
Bank premises and equipment, net of accumulated depreciation	22,584	23,455
Business owned life insurance	49,867	48,630
Goodwill	62,520	61,373
Other intangible assets	6,008	7,479
Other assets	27,977	26,853
TOTAL ASSETS	$ 1,887,905	$ 1,875,255

LIABILITIES
Non-interest-bearing deposits	$ 171,319	$ 170,921
Interest-bearing deposits	1,012,174	1,062,608
Total deposits	1,183,493	1,233,529

Federal funds purchased, securities sold under repurchase agreements,
and other short-term borrowings	249,047	194,883
Long-term borrowings	214,414	200,793
Junior subordinated notes held by subsidiary trusts	22,452	29,412
Accrued expenses and other liabilities	19,052	19,469
TOTAL LIABILITIES	1,688,458	1,678,086

STOCKHOLDERS’ EQUITY
Common stock, no par value (24,000,000 shares authorized, 10,915,648 shares
issued at September 30, 2007, and 10,889,242 shares issued at December 31, 2006)	163,240	162,654
Retained earnings	52,606	43,439
Accumulated comprehensive loss, net of deferred income taxes	(2,130)	(2,997)
Treasury stock, at cost (552,251 shares at September 30, 2007, and
237,257 shares at December 31, 2006)	(14,269)	(5,927)
TOTAL STOCKHOLDERS’ EQUITY	199,447	197,169
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 1,887,905	$ 1,875,255

PEOPLES BANCORP INC. SELECTED FINANCIAL INFORMATION

	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2007	2007	2007	2006	2006

LOAN PORTFOLIO
Commercial, mortgage	$ 481,341	$ 468,241	$ 477,189	$ 469,934	$ 488,278
Commercial, other	174,753	177,651	195,612	191,847	194,227
Real estate, construction	83,714	96,690	97,116	99,311	81,572
Real estate, mortgage	284,105	286,198	290,514	297,663	299,444
Consumer	82,708	79,629	75,194	73,639	76,331
Total loans	1,106,621	1,108,409	1,135,625	1,132,394	1,139,852

DEPOSIT BALANCES
Interest-bearing deposits:
Retail certificates of deposit	$ 515,432	$ 517,910	$ 528,543	$ 514,885	$ 498,564
Interest-bearing transaction accounts	178,880	179,430	182,164	170,022	180,124
Money market deposit accounts	147,848	149,791	145,073	134,387	136,344
Savings accounts	112,507	115,691	119,153	114,186	119,462
Brokered certificates of deposits	57,507	66,601	70,535	129,128	126,605
Total interest-bearing deposits	1,012,174	1,029,423	1,045,468	1,062,608	1,061,099
Non-interest-bearing deposits	171,319	173,675	172,122	170,921	166,505
Total deposits	1,183,493	1,203,098	1,217,590	1,233,529	1,227,604

ASSET QUALITY
Nonperforming assets:
Loans 90 days or more past due	$ 190	$ 313	$ –	$ 1	$ 177
Renegotiated loans	–	–	–	1,218	810
Nonaccrual loans	5,979	7,096	6,015	8,785	13,227
Total nonperforming loans	6,169	7,409	6,015	10,004	14,214
Other real estate owned	343	213	50	-	34
Total nonperforming assets	$ 6,512	$ 7,622	$ 6,065	$ 10,004	$ 14,248

Allowance for loan losses as a percent of
nonperforming loans	237.3%	198.3%	241.3%	145.0%	113.5%
Nonperforming loans as a percent of total loans	0.56%	0.67%	0.53%	0.88%	1.25%
Nonperforming assets as a percent of total assets	0.34%	0.41%	0.32%	0.53%	0.76%
Nonperforming assets as a percent of total loans and
other real estate owned	0.59%	0.69%	0.53%	0.88%	1.25%
Allowance for loan losses as a percent of total loans	1.32%	1.33%	1.28%	1.28%	1.42%

REGULATORY CAPITAL (a)
Tier 1 risk-based capital	11.77%	11.75%	11.93%	11.98%	11.72%
Total risk-based capital ratio (Tier 1 and Tier 2)	12.98%	12.98%	13.12%	13.17%	13.02%
Leverage ratio	8.67%	8.68%	8.91%	8.90%	8.79%
Tier 1 capital	$ 156,209	$ 155,362	$ 161,171	$ 161,439	$ 159,214
Total capital (Tier 1 and Tier 2)	$ 172,311	$ 171,593	$ 177,260	$ 177,524	$ 176,856
Total risk-weighted assets	$ 1,327,532	$ 1,322,385	$ 1,351,237	$ 1,347,819	$ 1,358,074

(a) September 30, 2007 data based on preliminary analysis and subject to revision.

PEOPLES BANCORP INC. PROVISION FOR LOAN LOSSES INFORMATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in $000’s)	2007	2007	2006	2007	2006
PROVISION FOR LOAN LOSSES
Provision for Overdraft Privilege losses	$ 227	$ 136	$ 254	$ 386	$ 560
Provision for other loan losses	740	711	675	2,051	1,210
Total provision for loan losses	$ 967	$ 847	$ 929	$ 2,437	$ 1,770

NET CHARGE-OFFS
Gross charge-offs	$ 1,251	$ 965	$ 628	$ 3,861	$ 1,802
Recoveries	233	297	502	1,556	1,446
Net charge-offs	$ 1,018	$ 668	$ 126	$ 2,305	$ 356

NET CHARGE-OFFS (RECOVERIES) BY TYPE
Commercial	$ 472	$ 523	$ (155)	$ 1,283	$ (116)
Real estate	232	(14)	(29)	231	(141)
Overdrafts	207	133	234	392	511
Consumer	107	29	77	404	106
Credit card	-	(3)	(1)	(5)	(4)
Total net charge-offs	$ 1,018	$ 668	$ 126	$ 2,305	$ 356

Net charge-offs as a percent of loans (annualized)	0.36%	0.24%	0.04%	0.27%	0.04%

PEOPLES BANCORP INC. SUPPLEMENTAL INFORMATION

	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2007	2007	2007	2006	2006

Trust assets under management	$ 805,931	$ 766,417	$ 744,939	$ 736,745	$ 724,925
Brokerage assets under management	$ 126,773	$ 118,058	$ 109,343	$ 103,814	$ 98,208
Mortgage loans serviced for others	$ 176,380	$ 172,314	$ 165,728	$ 162,511	$ 157,944
Employees (full-time equivalent)	553	556	560	547	552
Announced treasury share plans: (a)
Total shares authorized for plan	425,000	425,000	425,000	425,000	425,000
Shares purchased	139,000	70,000	170,000	23,800	-
Average price	$ 24.05	$ 26.79	$ 28.70	$ 28.55	$ -

           (a) 2007 data reflects the 2007 Stock Repurchase Program authorizing the repurchase of up to 425,000 common shares.
            2006 data reflects the 2006 Stock Repurchase Program authorizing the repurchase of up to 425,000 common shares.
            The number of common shares purchased for treasury and average price paid are presented for the three-month period ended on the date indicated.

PEOPLES BANCORP INC. CONSOLIDATED AVERAGE BALANCE SHEET AND NET INTEREST INCOME

	Three Months Ended
	September 30, 2007			June 30, 2007			September 30, 2006
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
ASSETS
Short-term investments	$ 4,035	$ 50	4.91%	$ 3,505	$ 44	4.98%	$ 4,291	$ 53	4.96%
Investment securities (a)	571,632	7,590	5.31%	540,614	6,820	5.05%	562,382	7,151	5.09%
Gross loans (a)	1,105,592	21,008	7.55%	1,130,555	21,540	7.64%	1,123,290	20,858	7.38%
Allowance for loan losses	(14,662)			(14,656)			(15,507)
Total earning assets	1,666,597	28,648	6.84%	1,660,018	28,404	6.86%	1,674,456	28,062	6.67%
			6.86%			6.86%
Intangible assets	68,754			68,142			69,332
Other assets	129,015			128,315			129,434
Total assets	1,864,366			1,856,475			1,873,222

LIABILITIES AND EQUITY
Interest-bearing deposits:
Savings	113,740	190	0.66%	117,149	188	0.64%	120,595	201	0.66%
Interest-bearing demand deposits	331,105	2,511	3.01%	323,216	2,361	2.93%	311,405	2,150	2.74%
Time deposits	583,581	6,746	4.59%	597,118	6,798	4.57%	596,006	6,444	4.29%
Total interest-bearing deposits	1,028,426	9,447	3.64%	1,037,483	9,347	3.61%	1,028,006	8,795	3.39%

Short-term borrowings	232,586	2,975	5.03%	220,758	2,841	5.11%	236,967	3,120	5.27%
Long-term borrowings	217,440	2,667	4.89%	210,657	2,559	4.84%	234,078	2,791	4.77%
Total borrowed funds	450,026	5,642	4.92%	431,415	5,400	4.96%	471,045	5,911	4.92%
Total interest-bearing liabilities	1,478,452	15,089	4.03%	1,468,898	14,747	4.01%	1,499,051	14,706	3.88%

Non-interest-bearing deposits	172,164			173,565			167,103
Other liabilities	16,125			15,495			16,071
Total liabilities	1,666,741			1,657,958			1,682,225

Stockholders’ equity	197,625			198,517			190,997
Total liabilities and equity	$1,864,366			$ 1,856,475			$ 1,873,222

Net interest income/spread (a)		$13,559	2.81%		$ 13,657	2.85%		$ 13,356	2.79%
Net interest margin (a)			3.26%			3.31%			3.20%

(a) Information presented on a fully tax-equivalent basis.

	Nine Months Ended
	September 30, 2007			September 30, 2006
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
ASSETS
Short-term investments	$ 3,808	$ 139	4.89%	$ 4,005	$ 132	4.38%
Investment securities (a)	557,225	21,689	5.19%	577,198	21,672	5.01%
Gross loans (a)	1,121,801	63,917	7.61%	1,100,416	59,868	7.27%
Allowance for loan losses	(14,683)			(15,119)
Total earning assets	1,668,151	85,745	6.86%	1,666,500	81,672	6.54%

Intangible assets	68,496			68,957
Other assets	128,645			130,292
Total assets	1,865,292			1,865,749

LIABILITIES AND EQUITY
Interest-bearing deposits:
Savings	115,006	544	0.63%	124,571	602	0.65%
Interest-bearing demand deposits	324,213	7,086	2.92%	297,060	5,502	2.48%
Time deposits	594,262	20,291	4.57%	563,962	16,768	3.98%
Total interest-bearing deposits	1,033,481	27,921	3.61%	985,593	22,872	3.10%

Short-term borrowings	234,164	9,031	5.10%	210,357	7,643	4.84%
Long-term borrowings	211,522	7,723	4.87%	299,926	10,137	4.51%
Total borrowed funds	445,686	16,754	4.97%	510,283	17,780	4.61%
Total interest-bearing liabilities	1,479,167	44,675	4.02%	1,495,876	40,652	3.62%

Non-interest-bearing deposits	172,288			166,590
Other liabilities	15,921			15,731
Total liabilities	1,667,376			1,678,197

Stockholders’ equity	197,916			187,552
Total liabilities and equity	$ 1,865,292			$ 1,865,749

Net interest income/spread (a)		$ 41,070	2.84%		$ 41,020	2.92%
Net interest margin (a)			3.29%			3.29%

(a) Information presented on a fully tax-equivalent basis.

END OF RELEASE